                                                                   EXHIBIT 1A(5)


      PEOPLES BENEFIT LIFE INSURANCE COMPANY
      A Stock Company
      Home Office located at: 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499 (Hereafter called the Company, we, our or us)
      (800) 866-6007






INSURED:        JOHN DOE                                INITIAL FACE AMOUNT:         $100,000

POLICY NUMBER:              710 01 SAMPLE               POLICY DATE:        DECEMBER 01, 2000

OWNER(S):      JOHN DOE



WE AGREE             -To pay Proceeds of this policy to the beneficiary upon receiving due proof of    the
                      Insured's death prior to the Maturity Date. THE AMOUNT OF THE DEATH BENEFIT PROCEEDS
                      WILL INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS
                      IN THE SEPARATE ACCOUNT AND ON THE DEATH BENEFIT OPTION SELECTED AS DESCRIBED IN THE
                      DEATH BENEFIT PROVISION.
                     -To pay the Proceeds of this policy to the Owner if the Insured is living on the
                      Maturity Date. POLICY VALUES WILL INCREASE OR DECREASE IN ACCORDANCE WITH THE POLICY
                      VALUE PROVISIONS AND THE INVESTMENT EXPERIENCE OF THE SUB-ACCOUNTS IN THE SEPARATE
                      ACCOUNT. POLICY VALUES ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.
                     -To provide you with the other rights and benefits of this policy.

                     These agreements are subject to the provisions of this policy.

10 DAY RIGHT         YOU MAY CANCEL THIS POLICY BY DELIVERING OR MAILING A WRITTEN REQUEST TO US OR TO THE
TO CANCEL            AGENT FROM WHOM IT WAS PURCHASED. YOU MUST RETURN THE POLICY TO US OR THE AGENT BEFORE
                     MIDNIGHT OF THE TENTH DAY AFTER THE DAY YOU RECEIVE IT. YOUR WRITTEN REQUEST GIVEN BY
                     MAIL AND RETURN OF THE POLICY BY MAIL ARE EFFECTIVE ON BEING POSTMARKED, PROPERLY
                     ADDRESSED AND POSTAGE PREPAID. WE MUST RETURN ALL PAYMENTS MADE FOR THIS POLICY, LESS
                     ANY WITHDRAWALS AND INDEBTEDNESS, AFTER WE RECEIVE NOTICE OF CANCELLATION AND THE
                     RETURNED POLICY.


                                   Signed for us at our home office.

                      [SIG]                                                 [SIG]

                     SECRETARY                                             PRESIDENT

    This policy is a legal contract between the policyowner and the Company.

                           READ YOUR POLICY CAREFULLY

BENEFITS PAID UNDER THE TERMINAL ILLNESS ACCELERATED DEATH BENEFIT MAY BE CONSIDERED TAXABLE INCOME TO YOU. WE URGE YOU TO CONSULT YOUR PERSONAL TAX ADVISOR REGARDING MATTERS OF POSSIBLE TAXATION.

                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                   TERMINAL ILLNESS ACCELERATED DEATH BENEFIT
        PREMIUMS PAYABLE TO MATURITY DATE OR UNTIL PRIOR DEATH OF INSURED
               PROCEEDS, IF ANY, PAYABLE AT DEATH OR MATURITY DATE
                                NON-PARTICIPATING
                    SOME BENEFITS REFLECT INVESTMENT RESULTS
AVUL0709 00 1200

                                   DEFINITIONS


When we use the following words, this is what we mean:


ACCOUNTS              Allocation options including the Fixed Account and the Sub-accounts of the
                      Separate Account.

AGE                   The Insured's age at the Insured's last birthday.

BENEFICIARY           The person to receive the proceeds in the event of the Insured's death.

DEATH BENEFIT         Includes any Policy or Rider which provides a death benefit on the Insured, excluding the supplementary rider for accidental death benefit.

FIXED ACCOUNT         Allocation option other than the Separate Account.

FUND                  A designated investment fund from which each Sub-account of the Separate
                      Account will buy shares.

IMMEDIATE             A spouse, child, brother, sister, grandparent or grandchild of the Insured or
FAMILY                Owner.

INDEBTEDNESS          All policy loans, if any, plus any accrued interest you owe.

IN FORCE              The period of time the Insured's life remains insured under the terms of this policy.

INSURED               The person whose life is insured under this policy as shown on page 3.

INVESTMENT            The latest of:  (a) the date of the application; (b) the date all required medical
START DATE            examinations or diagnostic tests are completed; (c) the date of issue requested in the application unless underwriting is not yet completed; (d) the date of underwriting approval; (e) the date we receive the first premium at our Home Office;
                      and (f) the date all other requirements are met.

MATURITY DATE         The first Policy Anniversary following the Insured's 100th birthday.

MONTHLY DATE          The same day of each month as the Policy Date.

PHYSICIAN             An individual licensed to practice medicine and treat injury or illness in the state in which treatment is received and who is acting within the scope of that license. A
                      Physician must be someone other than:
                      (a)  the Insured;
                      (b)  the Owner;
                      (c)  a person who lives with the Insured or Owner; or
                      (d)  a person who is part of the Insured's or Owner's Immediate Family.


PHYSICIAN'S           A written statement acceptable to the Company and signed by a Physician
STATEMENT             which:

                      (a)  gives the Physician's diagnosis of the Insured's terminal medical condition;
                           and
                      (b)  states with reasonable medical certainty the terminal medical condition will result in the death of the Insured within 12 months from the date of the Physician's Statement.
                           This statement must take into consideration the ordinary and reasonable medical care, advice, and treatment available in the same or similar communities.

POLICY                The same day and month as your policy date for each succeeding year your
ANNIVERSARY           policy remains in force.

POLICY DATE           The Policy Date is shown on the Policy's Specifications Page, and we use it to measure Policy months, years, and anniversaries. We begin to deduct the Monthly
                      Deductions on the Policy Date. Coverage is effective as of the Policy Date once all requirements have been met.


AVULB709 00 1200                    PAGE 2

PREMIUM               A temporary holding account into which all premiums are allocated prior to
SUSPENSE              the Investment Start Date.  The Premium Suspense Account does not credit any
ACCOUNT               interest or investment return.

PROCEEDS              The amount we are obligated to pay under the terms of this policy when your policy is surrendered or when the Insured dies. Upon Maturity the proceeds are equal to the Cash Surrender Value providing the Insured is living.

REINSTATE             To restore coverage after the policy has lapsed.

SEC                   The United States Securities and Exchange Commission.

SEPARATE              A separate investment account shown on the Policy Specifications Page,
ACCOUNT               which is composed of several Sub-accounts established to receive and invest
                      Net Premiums under the Policy.

SPECIFIED             The amount upon which death benefits are determined. The Initial Specified
AMOUNT                Amount is shown on page 3.

SUB-ACCOUNT           A sub-division of the Separate Account. Each Sub-account invests exclusively in the shares of a specified Fund Portfolio.

TERMINAL              A condition resulting from injury or illness which, as determined by a
CONDITION             Physician, has reduced the Insured's life expectancy to not more than 12 months from the date of the Physician's Statement.

TERMINATE             The Insured's life is no longer insured under any of the terms of this policy.

VALUATION DATE        Any day we are required by law to value the assets of the Separate Account.

VALUATION             The period commencing at the end of one Valuation Date and continuing to
PERIOD                the end of the next succeeding Valuation Date.

WRITTEN REQUEST       A request in writing signed by you on a form agreeable to us.

YOU, YOUR             The owner of this policy is as shown in the application, unless subsequently changed as provided for in this policy. The owner is the Insured unless otherwise stated.


AVULC709 00 1200                    PAGE 2A

                           POLICY SPECIFICATIONS PAGE

POLICY NUMBER:         710 01 SAMPLE               INSURED:       JOHN DOE

INITIAL SPECIFIED AMOUNT:             $100,000     AGE/SEX:           35 / MALE

MINIMUM SPECIFIED AMOUNT:              $50,000     POLICY DATE:       DECEMBER 01, 2000

DEATH BENEFIT OPTION:          LEVEL               MATURITY DATE:           DECEMBER 01, 2065

                                                   NO LAPSE ENDING DATE:           DECEMBER 01, 2020

                                                   OWNER(S):      JOHN DOE


ADMINISTRATIVE CHARGE:
GUARANTEED:             $10.00    per month (all years)
CURRENT:                $10.00    per month (all years)

EXPENSE CHARGE:
GUARANTEED:             5.00%     of any premium collected (all years)
CURRENT:                5.00%     of any premium payment collected (years 1-10)
                        2.50%     of any premium payment collected (years 11+)

PARTIAL WITHDRAWAL FEE: LESSER OF $25.00 OR 2% OF AMOUNT WITHDRAWN

TRANSFER FEE: $25.00 FOR THE 13TH AND ANY SUBSEQUENT TRANSFERS IN A POLICY YEAR.

SEPARATE ACCOUNT PROVISIONS:
SEPARATE ACCOUNT:                                 PEOPLES BENEFIT VARIABLE LIFE ACCOUNT A
MORTALITY AND EXPENSE RISK CHARGE:                0.00002047 DAILY (0.75% ANNUALLY)

Premiums are payable to Maturity Date or until prior death of the Insured. It is possible that coverage will expire prior to the Maturity Date where either no premiums are paid following payment of the initial premium or subsequent premiums are insufficient to continue coverage to such date. Coverage will be affected by changes in the current interest rate for the Fixed Account, Loans, Withdrawals, Administrative and Expense Charges, and Cost of Insurance in addition to the investment experience of the Sub-accounts of the Separate Account.

If the insured is living on the Maturity Date, we will pay the Proceeds equal to the Cash Surrender Value, if any, to you.

THE TAX STATUS OF THIS POLICY MAY CHANGE. WE URGE YOU TO CONSULT YOUR PERSONAL TAX ADVISOR EACH YEAR REGARDING MATTERS OF POSSIBLE TAXATION.

                             PREMIUM CLASS: TOBACCO

               TYPE                                             PAYABLE TO                PLANNED
                OF                       SPECIFIED              INSURED'S                 PREMIUM
             COVERAGE                      AMOUNT                  AGE                    PAYMENTS
                                                                                          (ANNUAL)
BASIC POLICY                              $100,000                 100                   $1,080.00



TOTAL PLANNED PREMIUM PAYMENTS............................................................$1,080.00
BASIC POLICY INITIAL PREMIUM..............................................................$1,080.00




AVUL0709 1200SP                     PAGE 3

                                SURRENDER CHARGES


      End of             Surrender                       End of            Surrender
    Policy Year            Charge                      Policy Year           Charge
    -----------            ------                      -----------           ------
        1                 $2,800                           11                 $1,400
        2                  2,660                           12                  1,260
        3                  2,520                           13                  1,120
        4                  2,380                           14                    980
        5                  2,240                           15                    840
        6                  2,100                           16                    700
        7                  1,960                           17                    560
        8                  1,820                           18                    420
        9                  1,680                           19                    280
        10                 1,540                           20                      0



AVUL0709 00 1200SPA                    PAGE 3A

                        TABLE OF MINIMUM MONTHLY PREMIUMS




                     Minimum         End of Year                        Minimum         End of Year
                     -------         Sum of all                         -------          Sum of all
                     Monthly          Minimum                           Monthly           Minimum
                     -------          Monthly                           -------           Monthly
  Policy Year        Premium          Premiums        Policy Year       Premium           Premiums
  -----------        -------       ----------------   -----------       -------       ----------------
       1              $61.66         $  739.92            11             $61.66          $ 8,139.12
       2               61.66          1,479.84            12              61.66            8,879.04
       3               61.66          2,219.76            13              61.66            9,618.96
       4               61.66          2,959.68            14              61.66           10,358.88
       5               61.66          3,699.60            15              61.66           11,098.80
       6               61.66          4,439.52            16              61.66           11,838.72
       7               61.66          5,179.44            17              61.66           12,578.64
       8               61.66          5,919.36            18              61.66           13,318.56
       9               61.66          6,659.28            19              61.66           14,058.48
      10               61.66          7,399.20            20              61.66           14,798.40






AVUL0709 00 1200SPB                    PAGE 3B

                           PART 1. GENERAL PROVISIONS


THE CONTRACT          Your policy is issued in consideration of the application and the payment of premiums as provided for in this policy.

                      Your policy and the copy of the application attached to it contain the entire contract between you and us.  Any statements made in the application either by you or by the Insured will, in the absence of fraud, be considered representations and not warranties.  Also, any written statement made either by you or by the Insured will not be used to void your policy nor defend against a claim under your policy unless the statement is contained in the application.

                      No change or waiver of any of the provisions of this policy will be valid unless made in writing by us and signed by our president, a vice president, our secretary or an officer of the company.  No agent or other person has the authority to change or waive any provision of your policy.

                      Any extra benefit rider attached to this policy will become a part of this policy and will be subject to all the terms and conditions of this policy unless we state otherwise in the rider.


SUICIDE               If the Insured, whether sane or insane, dies by suicide within two years from the Policy Date, our liability will be limited to an amount equal to the premiums paid for this policy.

                      If the Insured, whether sane or insane, dies by suicide within two years from the effective date of any increase in the Specified Amount, our liability for the amount of increase will be limited to the Cost of Insurance for the increase.

                      If you were a Missouri citizen at the time of issue or reinstatement, the following provision will apply:  The suicide of the Insured is no defense to payment of regular life insurance benefits, nor is the suicide of the Insured while insane a defense to payment of accidental death benefits, if any, available under this policy, unless we can show that the Insured intended suicide when he applied for these benefits.

                      If this Policy is reinstated, this Section will be reinstated.  A new two-year period shall apply beginning on the date of reinstatement.  If the Insured, whether sane or insane, dies by suicide within two years from the reinstatement date, our liability will be limited to an amount equal to the premiums paid from the date of reinstatement.


INCONTESTABILITY      We cannot contest this policy, except for fraud or non-payment of Monthly
                      Deduction, after it has been in force during the lifetime of the Insured for two years after:

                      (a)  the Policy Date;
                      (b)  the effective date of any increase in the Specified Amount, and then only for the increased amount; or
                      (c)  the effective date of reinstatement of this policy.

                      In the absence of fraud, only statements material to such reinstatement shall be contested during the lifetime of the Insured for two years after the effective date of reinstatement.


ASSIGNMENT            You may assign your policy.  The assignment must be in writing and filed at our home office.  We assume no responsibility for the validity or effect of any assignment of this policy or of any interest in it.  Any proceeds which become payable to an assignee will be payable in a single sum and will be subject to proof of the assignee's interest and the extent of the assignment.

P788                                PAGE 4

MISSTATEMENT              If the age and/or sex of the Insured has been misstated, the death
OF AGE OR SEX             benefits will be adjusted to that which would have been purchased by the most recent cost of insurance charge at the correct age and/or sex.

BENEFICIARY               When we receive due proof of the Insured's death, we will pay the proceeds of this policy to the beneficiary or beneficiaries who are named in the application for this policy unless you subsequently change the beneficiary.  In that event, we will pay the proceeds to the beneficiary named in your last change of beneficiary request as provided for in this policy.

                          If a primary or contingent beneficiary dies before the Insured, that beneficiary's interest in this policy ends with that beneficiary's death.  Only those beneficiaries who survive the Insured will be eligible to share in the proceeds. If no beneficiary survives the
                          Insured, we will pay the proceeds of this policy to you, if living, otherwise to your estate.

CHANGE OF OWNER           If you have reserved the right to change the owner or beneficiary, you
OR BENEFICIARY            can file a written request with us on a form satisfactory to the Company to make such a change.  If you have not reserved the right to change the beneficiary, the written consent of the irrevocable beneficiary will be required.

                          Your written request will not be effective until it is recorded in our home office records.  After it has been so recorded, it will take effect as of the date you signed the request.  However, if the Insured dies before the request has been so recorded, the request will not be effective as to those proceeds we have paid before your request was recorded in our home office records.

NONPARTICIPATING          This policy will not share in our surplus distributions.

ILLUSTRATIVE              A new projection is available on an annual basis.  Additional projections
REPORTS                   are available but may incur a fee, not to exceed $25.00.

PREMIUMS                  The Initial Premium is the premium due on the Policy Date, and is payable in advance.  All premiums are payable to us in advance and must be mailed to our home office or to an agent authorized by us to collect premiums.  A premium receipt signed by a company officer will be provided upon request.

PLANNED PREMIUM           The amount and frequency of the planned premium payments are shown
PAYMENTS                  on page 3 of your policy.  However, premium payments are flexible and the Owner may change the amount and frequency of payments.  Interruption of planned premium payments or reduction in the amount of planned premium payments may cause your policy to enter the Grace Period prior to Maturity Date.

UNSCHEDULED               Additional premiums may be paid at any time before the Maturity Date,
PREMIUMS                  provided that the policy is in force and there is no indebtedness.

                          We reserve the right to limit the amount of premiums that may be paid on the policy if we determine that: (a) the amount is below our current minimum payment requirement; or (b) payment of a greater amount may cause the proceeds of this policy to lose their tax status as life insurance under the Internal Revenue Code; or (c) payment of a greater amount would increase the Death Benefit by application of the Death
                          Benefit Ratio (unless we are provided evidence of insurability satisfactory to us.)

                          The minimum amount of any premium that will be accepted is $25.00.


PB788                               PAGE 5

CONTINUATION          If planned premium payments are not paid and no unscheduled premiums are
OF COVERAGE           received, this policy will continue in force unless the conditions of the
                      Grace Period provision apply.  If the Insured is living on the Maturity Date, any proceeds will become payable unless a different nonforfeiture option has been elected.


GRACE PERIOD          If the Cash Surrender Value on any Monthly Date is not sufficient to pay the
                      Monthly Deduction then due, a grace period of 61 days will begin when notice has been sent to your last known address of record.  If sufficient premium is not paid by the end of the grace period, the policy will terminate without value.  If the Insured dies during the grace period, we will pay the Death
                      Benefit, less any indebtedness and any unpaid Monthly Deduction.

                      During the period beginning on the Policy Date and ending on the No Lapse
                      Ending Date shown on page 3, the policy will not enter the grace period if on any Monthly Date the sum of the premiums that have been paid, less any indebtedness and partial withdrawals, equals or exceeds the sum of all Minimum
                      Monthly Premiums beginning with the Policy Date.  The Minimum Monthly Premium is the amount you must pay to guarantee coverage until the No Lapse Ending
                      Date listed on the Policy Specifications Page.

                      For the period beginning on the Policy Date and ending on the No Lapse Ending
                      Date, the Minimum Monthly Premiums and the sum of all Minimum Monthly Premiums
                      for each policy year are shown on page 3B.  The Minimum Monthly Premium is increased for each policy month following the date of an increase in the
                      Specified Amount, or when an extra benefit rider is added or increased.  The
                      Minimum Monthly Premium is decreased for each policy month following the date an extra benefit rider is decreased or discontinued.  The Minimum Monthly
                      Premium will not decrease following the date of decrease in the Specified
                      Amount.  The new Minimum Monthly Premiums will be shown on a new page 3B.  Any new No Lapse Ending Date will be shown on a new page 3.

                      In any case, the policy will lapse if the total indebtedness equals or exceeds the Cash Surrender Value.


REINSTATEMENT         If a premium is not received before the end of the 61 day grace period, your policy will terminate without value and no further premium payments may be made.

                      However, even if your policy terminates, during the lifetime of the Insured, this policy can be reinstated if it was terminated because a grace period ended without sufficient payment.  Any reinstatement must be done within 5 years from the end of the grace period.  We will require:

                      (1)  Your written request to reinstate this policy,
                      (2)  the Insured's written consent to reinstatement,
                      (3)  Evidence of insurability satisfactory to us,
                      (4)  Payment or reinstatement of any indebtedness, and
                      (5)  Payment of enough premium to keep this policy in force for at least 3 months.

                      The date of reinstatement will be the Monthly Date on or following the date the application for reinstatement is approved by us, so long as the Insured is still living.  If all the conditions for reinstatement are satisfied, coverage under this Policy will be effective as though it had continued in force from the lapse date to the date of reinstatement.

                      Your policy cannot be reinstated if your policy was surrendered for cash.



PC788                               PAGE 6

PARTIAL               After the first policy year, one cash withdrawal per policy year may be made
WITHDRAWALS           during the lifetime of the Insured.  We must receive a written request at our home office.

                      The withdrawal amount will be equal to the amount of the withdrawal requested plus a fee equal to the lesser of $25.00 or 2% of the amount requested for each withdrawal.  No surrender charges apply to partial withdrawals.  The minimum withdrawal amount is $500.00.  You must specify the Account from which the withdrawal will be taken.  The withdrawal fee will be removed from one of the Accounts.

                      The Policy Value will be reduced by the withdrawal amount. If the Death
                      Benefit Option of this policy is Level, the Specified Amount will also be reduced by the withdrawal amount (without the fee). However, no withdrawal will be allowed if the resulting Specified Amount would be less than the
                      Minimum Specified Amount as shown on page 3.

                      If the amount of the withdrawal request is greater than or equal to the Cash
                      Surrender Value, or if less than $500 of Cash Surrender Value remains, the withdrawal will be considered a surrender and the Cash Surrender Value provision will apply.

                      We reserve the right to defer any withdrawals from the Fixed Account for the period allowed by law, but not more than six months.  We will not defer a withdrawal if it is to be applied for the payment of premiums to us.

                      Reductions in the Specified Amount due to any Partial Withdrawals will be in the following order:

                      1)  To the most recent increase in the Specified Amount.
                      2)  To the next most recent increase in the Specified Amount.
                      3)  To the Initial Specified Amount or the current Specified Amount if less.


ANNUAL REPORT         We will send you, at least once a year, an Annual Report which shows the current Death Benefit, Policy Value, the amount of indebtedness, premiums paid, and Monthly Deductions since the last report.  Additional activity within each Sub-account showing investment experience will also be provided.

POLICY PAYMENT        All proceeds to be paid upon termination will be paid in one sum unless otherwise elected under the Settlement Options of this policy.

                      All payments and transfers from the Sub-accounts will be processed as provided in this policy unless one of the following situations exist:

                      1.     The New York Stock Exchange is closed; or
                      2.     The SEC requires that trading be restricted or declares an emergency; or
                      3.     The SEC allows us to defer payments to protect our policyowners.

                      We reserve the right to defer the payment of any Fixed Account values for the period permitted by law, but not more than six months.

EXCHANGE              At any one time the Owner may exercise the Exchange Privilege, which results
PRIVILEGE             in the transfer of the entire amount in the Sub-accounts to the Fixed Account, and the allocation of all future net premiums to the Fixed Account.  This will serve as an exchange of the Policy for the equivalent of a flexible premium fixed benefit life insurance policy.  No charge will be imposed on such transfer.


PD788                               PAGE 7

                       Part 2. SEPARATE ACCOUNT PROVISIONS


SEPARATE ACCOUNT         The variable benefits under this Policy are provided through the Separate
                         Account as shown on the Policy Specifications page.  The assets of the
                         Separate Account are our property.  Assets equal to the reserve and other contractual liabilities under all policies issued in connection with the
                         Separate Account will not be charged with liabilities arising out of any other business we may conduct.  If the assets of the Separate Account exceed the liabilities arising under the policies supported by the Separate
                         Account, then the excess may be used to cover liabilities of our general account.  The assets of the Separate Account shall be valued as often as any policy benefits vary, but at least monthly.


SUB-ACCOUNTS             The Separate Account has various Sub-accounts with different investment objectives.  We reserve the right to add or remove any Sub-account of the
                         Separate Account.  Income, if any, and any gains or losses, realized or unrealized, from assets in each Sub-account are credited to, or charged against, the amount allocated to that Sub-account without regard to income, gains, or losses in other Sub-accounts.  Any amount charged against the investment base for federal or state income taxes will be deducted from that
                         Sub-account.  The assets of each Sub-account are invested in shares of a corresponding Fund portfolio.  The value of a portfolio share is based on the value of the net assets of the portfolio determined at the end of each
                         Valuation Period in accordance with applicable law.


TRANSFERS                The owner may transfer all or a portion of this Policy's value in each
                         Account to other Accounts.  We will charge a $25 fee for each transfer in excess of twelve per policy year.  This charge will be deducted from one of the Accounts from which funds were transferred.  A request for a transfer must be made in a form satisfactory to us.  The transfer will ordinarily take effect on the first Valuation Date on or following the date the request is received by us in our home office.  We will treat all transfer requests received on the same day as a single request.  A minimum of $100 (or, if the
                         Account is less than $100, the entire amount in the Account) must be transferred out of each Account from which money is being transferred.


ADDITION, DELETION       We reserve the right to transfer assets of the Separate Account, which
OR SUBSTITUTION          we determine to be associated with the class of contracts to which this
OF INVESTMENTS           policy belongs, to another Separate Account.  If this type of transfer is made, the term "Separate Account", as used in this policy, shall mean the
                         Separate Account to which the assets were transferred.  We also reserve the right to add, delete, or substitute investments held by any Sub-account.

                         We reserve the right, when permitted by law, to:

                         1.     De-register the Separate Account under the Investment Company Act of 1940;
                         2.     Manage the Separate Account under the direction of a committee at any time;
                         3.     Restrict or eliminate any voting privileges of owners or other persons who have voting privileges as to the Separate Account;
                         4.     Combine the Separate Account or any Sub-account(s) with one or more other
                                Separate Accounts or Sub-accounts;
                         5.     Operate the Separate Account as a management investment company;
                         6.     Establish additional Sub-accounts to invest in either a new Fund or in shares of another diversified, open-end registered investment company;
                         7.     Fund additional classes or variable life insurance contracts through the
                                Separate Account.


SA200                               PAGE 8

CHANGE OF             We reserve the right to change the investment objective of a Sub-account.
INVESTMENT            If required by law or regulation, an investment objective of the Separate
OBJECTIVE             Account, or of a Fund portfolio designated for a Sub-account, will not be materially changed unless a statement of the change is filed with and approved by the appropriate insurance official of the state of our domicile or deemed approved in accordance with such law or regulation.  If required, approval of or change of any investment objective will be filed with the Insurance
                      Department of the state where this policy is delivered.


UNIT VALUE            Some of the policy values fluctuate with the investment results of the
                      Sub-accounts.  In order to determine how investment results affect the policy values, a unit value is determined for each Sub-account.  The unit value of each Sub-account was originally established at $10 per unit.  The unit value may increase or decrease from one Valuation Period to the next.  Unit values also will vary between Sub-accounts.  The unit value of any Sub-account at the end of a Valuation Period is the result of:

                      1.  The total value of the assets held in the Sub-account.  This value is determined by multiplying the number of shares of the designated Fund portfolio owned by the Sub-account times the net asset value per share;
                          minus

                      2.  The accrued charges for mortality and expense experience.  The daily amount of this charge is no greater than the net assets of the Sub-account multiplied by the Mortality and Expense Risk Charge shown on the Policy
                          Specifications page; minus

                      3.  The accrued amount of reserve for any taxes or other economic burden resulting from the application of tax laws that are determined by us to be properly attributable to the Sub-account; and the result divided by

                      4.  The number of outstanding units in the Sub-account.

                      The use of the unit value in determining contract values is described in the
                      Policy Values provisions.


SAB200                              PAGE 9

                              Part 3. POLICY VALUES


SPECIFIED             The Specified Amount for your policy is shown on page 3.  After the first
AMOUNT                Policy Anniversary, you may change the Specified Amount at any time by sending a written request to our home office, subject to the restrictions set forth below for increases in the Specified Amount.  However, you may change the
                      Specified Amount only once during a 12-month period.  Any change in the
                      Specified Amount will take effect on the first Monthly Date following approval of your written request.

                      If you request a change in the Specified Amount or Death Benefit Option, we will issue a new Policy Specifications Page (page 3) upon approval.

INCREASE IN           You may, prior to the Insured's age 86 and upon completion of a new
THE SPECIFIED         application, increase the Specified Amount as described above.  Any increase
AMOUNT                will be subject to our underwriting requirements as well as Suicide Exclusions and Incontestability restrictions (see page 4).

DECREASE IN           You may, upon written request, decrease the Specified Amount as described
THE SPECIFIED         above.  The decrease will be applied against the most recent increase in the
AMOUNT                Specified Amount.  It will then be applied to other increases in the reverse order in which they occurred.  No decrease in Specified Amount below the minimum shown on page 3 will be allowed.

DEATH BENEFIT         This policy will provide the following death benefits:

INCREASING:           The Death Benefit is the greater of the Specified Amount plus the Policy Value or the Policy Value multiplied by the Death Benefit Ratio.

LEVEL:                The Death Benefit is the greater of the Specified Amount or the Policy Value multiplied by the Death Benefit Ratio.


                                         DEATH BENEFIT RATIOS

                      -------------------------------------------------------------
                         Attained     Death Benefit     Attained     Death Benefit
                           Age            Ratio            Age           Ratio
                           0-40            2.50            61             1.28
                            41             2.43            62             1.26
                            42             2.36            63             1.24
                            43             2.29            64             1.22
                            44             2.22            65             1.20
                            45             2.15            66             1.19
                            46             2.09            67             1.18
                            47             2.03            68             1.17
                            48             1.97            69             1.16
                            49             1.91            70             1.15
                            50             1.85            71             1.13
                            51             1.78            72             1.11
                            52             1.71            73             1.09
                            53             1.64            74             1.07
                            54             1.57           75-90           1.05
                            55             1.50            91             1.04
                            56             1.46            92             1.03
                            57             1.42            93             1.02
                            58             1.38            94             1.01
                            59             1.34           95-99           1.00
                            60             1.30
                      -------------------------------------------------------------


V694                                PAGE 10

                      After the first Policy Anniversary, you may change the Death Benefit Option upon written request but not more often than once during a 12 month period.
                      The change will go into effect on the Monthly Date on or following the date we approve the request.

                      If you change from LEVEL to INCREASING, the Specified Amount will be decreased by the Policy Value.  The resulting Specified Amount must not be less than the minimum Specified Amount shown on the Policy Specifications Page.  If you change from INCREASING to LEVEL, the Specified Amount will be increased by the amount of the Policy Value.

                      The Death Benefit Option for this policy is disclosed on page 3.

                      We will pay the Death Benefit, less any indebtedness and any Monthly
                      Deductions due, if the Insured dies while this policy is in force, subject to the terms of this policy.  We will pay as soon as we receive written due proof at our home office that the Insured has died.  The Death Benefit payable will be calculated as of the actual date of death.

INTEREST FROM         If the proceeds under this policy are not paid within thirty days after we
DATE OF DEATH         receive due proof of the death of the Insured (or where required by law within thirty days after the death of the Insured), we will pay interest on the proceeds from the date of death to the date of payment.  The interest rate will be determined by us, but never less than 3%.

POLICY VALUE          At the end of any Valuation Period, the Policy Value is equal to the sum of the Sub-account values plus the Fixed Account value.

NET PREMIUMS          The Net Premium is any premium collected minus the Expense Charge.  The
                      Expense Charge is disclosed on page 3.  We may use an Expense Charge lower than the Guaranteed Expense Charge but will never charge in excess of the
                      Guaranteed Expense Charge.  Any change in the Expense Charge will be applied uniformly to all members of the same premium class.

ALLOCATION OF         All net premiums received prior to the Investment Start Date will be allocated
NET PREMIUMS          to the Premium Suspense Account.  On the first Valuation Date on or following the Investment Start Date, the values in the Premium Suspense Account will be transferred to the Sub-accounts of the Separate Account and the Fixed Account in accordance with the Owner's allocation as shown in the application.  All net premiums received on or after the Investment Start Date will be allocated to the Sub-accounts of the Separate Account and the Fixed Account on the first
                      Valuation Date on or following the date the premium is received at our home office.

                      Any allocation to an Account is limited to no less than 5% of total premium.
                      No fractional percentages may be permitted.  No more than 10 accounts may be receiving current premium allocations.  The current premium allocation may be changed by the Owner.  Only 4 premium allocation changes are permitted within one policy year.  The request for change of allocations must be in a form satisfactory to us.  The allocation change will be effective on the date the request for change is recorded by us.

MONTHLY               On the Policy Date and each Monthly Date thereafter, a Monthly Deduction
DEDUCTION             will be withdrawn from the Policy Value.  Each Monthly Deduction consists of:

                      1.  The monthly Cost of Insurance; plus
                      2.  The Administrative Charge (see page 3); plus
                      3.  Any premium for additional benefits provided by riders (see page 3); plus
                      4.  Any charges for substandard premium class rating.

                      Deductions will be withdrawn from each Sub-account and the Fixed Account on a pro-rata basis.


VB694                               PAGE 11

COST OF               The Monthly Cost of Insurance is determined by multiplying the difference
INSURANCE             between the Death Benefit divided by 1.0024663 and the Policy Value at the beginning of each month, by the Monthly Per Dollar Cost of Insurance Rate.
                      The Monthly Cost of Insurance Rate is based on the Insured's:

                      -Sex,
                      -Attained age, and
                      -Premium class shown on page 3.

                      The Monthly Guaranteed Maximum Cost of Insurance Rates are shown in the
                      Insured's Guaranteed Maximum Cost of Insurance Table on pages 18 and 18A. We may use Cost of Insurance Rates lower than the guaranteed rates but will never charge rates in excess of the Guaranteed Maximum Cost of Insurance Rates.  Any
                      change in the Cost of Insurance Rates will be applied uniformly to all members of the same premium class.

SUB-ACCOUNT           At the end of any Valuation Period, the Sub-account value is equal to the
VALUE                 number of units that the Policy has in the Sub-account, multiplied by the unit value of that Sub-account.

                      The number of units that the Policy has in each Sub-account is equal to:

                      1. The initial units purchased on the Investment Start Date; plus
                      2. Units purchased at the time of additional Net Premiums are allocated to the Sub-account; plus
                      3. Units purchased through transfers from another Sub-account or the Fixed
                         Account; minus
                      4. Those units that are redeemed to pay for monthly deductions as they are due; minus
                      5. Any units that are redeemed to pay for partial withdrawals; minus
                      6. Any units that are redeemed as part of a transfer to another Account.

FIXED ACCOUNT         At the end of any Valuation Period, the Fixed Account value is equal to:
VALUE

                      1. The sum of all Net Premiums allocated to the Fixed Account; plus
                      2. Any amounts transferred from a Sub-account to the Fixed Account; plus
                      3. Total interest credited to the Fixed Account; minus
                      4. Any amounts charged to pay for monthly deductions as they are due; minus
                      5. Any amounts withdrawn from the Fixed Account to pay for partial withdrawals; minus
                      6. Any amounts transferred from the Fixed Account to a Sub-account.

                      We reserve the right to defer payment of any amounts from the Fixed Account for no longer than six months after we receive such written request.

INTEREST RATE         The guaranteed interest rate for amounts in the Fixed Account is .24663% per month, compounded monthly which is equivalent to 3% per year, compounded annually.

                      We may use current interest rates greater than the guaranteed rates to calculate the Fixed Account Value.  These interest rates will be declared by
                      us.  We may apply a rate of interest less than the current rate to separate portions of the Fixed Account Value including the amount of the Fixed Account
                      Value equal to any outstanding loan(s).  However, each rate cannot be less than the guaranteed rate.

                      If any interest in excess of the Guaranteed Interest Rate is declared by us, the following interest rates will apply to the Fixed Account Value.  It will not be applied to the portion of the Fixed Account Value equal to any outstanding loans.

                      - For All Policy Years, the current interest rate will be applied.

                      If no interest in excess of the guaranteed interest rate is declared by us, the Guaranteed Interest Rate will be applied to the total Fixed Account Value, including any outstanding loans.


VC694                               PAGE 12

EXTENDED              You may elect to extend the Maturity Date shown on page 3, by submitting
MATURITY DATE         a written request to our home office.  The written request must be received in our office 30 days prior to the original Maturity Date.


                      1.  The Death Benefit will be equal to the greater of the Death Benefit payable on the original Maturity Date or the Policy Value multiplied by 1.05;
                      2.  Interest will be credited to the Fixed Account Value as stated in the Interest
                          Rate section of the Policy Value provisions;
                      3.  The Sub-account Values, Policy Value and Cash Surrender Value will continue as stated in the Policy.  The Administrative Charge and Expense Charge will be reduced to zero;
                      4.  Monthly Deductions will be calculated on a basis of the Monthly Cost of
                          Insurance being $0.00;
                      5.  Interest will continue to accumulate on Policy Loans as stated in the Loan
                          Interest provision of the Policy;
                      6.  The Extended Maturity Date will apply to the Base Insured Rider if attached to the Policy.  All other riders attached to the Policy will terminate as of original Maturity Date;
                      7.  No future premium payments will be accepted, except for the amount required for the Policy to continue in force;
                      8.  No further Policy Loans may be initiated against the Policy; and
                      9.  You may not increase or decrease the Death Benefit.

                      This provision may not be exercised if the event of this option disqualifies the Policy as life insurance under any applicable section included in the
                      Internal Revenue Code of 1986 (as amended).


VD694                               PAGE 13

                               Part 4. LOAN VALUES


LOANS                   Upon written request you can borrow up to the available Loan Value of your policy.  The amount of any policy loan may be limited to no less than $250, except as noted below.  The loan date is the date we process a loan request.  Payment will usually be made within seven days of the date we receive proper loan request, subject to the Policy Payment section of the
                        General Provisions of this Policy.  Loans have priority over the claims of any assignee or other person.  Your policy is the sole security of all loans.

                        The Loan Value of your policy is:

                        - 90% of the Cash Surrender Value, less six months of Monthly Deductions.

                        A policy which becomes over-loaned will not lapse until one month after
                        notice has been mailed to the last known address of the owner.   Your policy
                        will become over-loaned when your total indebtedness equals or exceeds the
                        Policy Value, less any applicable Surrender Charge.

                        When a loan is made, an amount equal to the loan plus interest in advance until the next Anniversary will be withdrawn from the Accounts and transferred to the loan reserve.  The loan reserve is a portion of the Fixed
                        Account used as collateral for any policy loan.  The owner must specify the
                        Account or Accounts from which the withdrawal will be made.

                        At each anniversary, we will compare the amount of the outstanding loan
                        (including interest in advance until the next Anniversary, if not paid) to the amount in the loan reserve.  We will also make this comparison anytime the owner repays all or part of the loan.  At each such time, if the amount of the outstanding loan exceeds the amount in the loan reserve, we will withdraw the difference from the Accounts from which the loan originated, and transfer it to the loan reserve, in the same fashion as when a loan is made.  If the amount in the loan reserve exceeds the amount of the outstanding loan, we will withdraw the difference from the loan reserve and transfer it to the Accounts in accordance with the owner's current allocation instructions.  However, we reserve the right to require the transfer to the Fixed Account if such loans were originally transferred from the Fixed Account.


LOAN INTEREST           The Loan Interest Rate is 5.66% per annum, charged in advance.  On each
PROVISION               policy anniversary loan interest for the next year is due in advance.
                        Interest not paid when due will be added to the loan.

                        Certain loan amounts taken after the tenth policy anniversary will be considered preferred loan amounts.  Preferred loan amounts are equal to 25%
                        of the Policy Value.  The Loan Interest Rate for preferred loan amounts is
                        3.85% per annum, charged in advance.

LOAN REPAYMENT          You can repay all or part of a loan at any time while this policy is in force.  Each payment must be at least $25.00 unless the loan amount is less than $25.00 in which case full payment is required.

                        The policy will not lapse for failure to repay any loan or interest until the total indebtedness shall equal or exceed the Policy Value less any applicable Surrender Charge.


L400                                PAGE 14

                          Part 5. NONFORFEITURE OPTIONS

CASH                  You may surrender your policy for its Cash Surrender Value which may
SURRENDER             be paid in cash or under an elected Settlement Option.
VALUE
                      Your Cash Surrender Value is determined as follows:

                               - The Policy Value,
                      MINUS    - The Surrender Charge, if any,
                      MINUS    - Any Indebtedness.

                      We may require that your policy be sent in with your written request before making surrender payment.  We may defer payment of any Cash Surrender Value earned from the Fixed Account for not more than six months.  When you surrender your policy for its Cash Surrender Value, your policy will terminate.


SURRENDER             The Surrender Charges are disclosed on page 3A for the Initial Specified
CHARGE                Amount.  We may use Surrender Charges lower than those shown, but will never charge in excess of those shown on page 3A.

                      If an increase in the Specified Amount is requested and approved, additional
                      Surrender Charges will apply to the policy.  These additional Surrender
                      Charges are shown on pages 21, 21A, 22, and 22A.  They are listed by the
                      Insured's attained age and sex at the time of the increase and by duration.


REDUCED PAID-         If you elect in writing, we will use the Cash Surrender Value to buy a
UP INSURANCE          nonparticipating Paid-Up Endowment at Age 100 Insurance Policy at the net
                      single premium rate for the Insured's attained age for an amount equal to or less than the current Specified Amount of this policy, payable under the same conditions as this policy.

                      If there is any excess Cash Surrender Value remaining, following the purchase of the paid-up insurance, such excess shall be returned to you in cash.

                      If a Paid-Up Policy is surrendered the amount of surrender proceeds is determined by multiplying the Endowment at Age 100 Net Single Premium at the
                      Insured's then attained age by the amount of Reduced Paid-Up Insurance.


BASIS USED FOR        All Nonforfeiture Options for this policy are based on the Commissioner's
CALCULATION           Male or Female 1980 Standard Ordinary Mortality Table (S or NS), Age Last
                      Birthday, with an assumed interest rate of 3% compounded annually.  Reserves are not less than the required minimum reserves and shall never be less than the Cash Surrender Value.

                      All of the values are equal to or greater than the minimums set by laws of the states where the policy is delivered.  If required, we have filed a detailed statement about this with your State Insurance Department.  It shows the figures and methods used.


N400                                PAGE 15

               PART 6. TERMINAL ILLNESS ACCELERATED DEATH BENEFIT

You may elect to receive a portion of the Policy's Death Benefit in a Single Sum Benefit, when the Insured, specified on page 3, has incurred a Terminal Condition while the policy is in force.

When we receive your request and proof satisfactory to us that the Insured has incurred a Terminal Condition we will pay the Single Sum Benefit to the Owner. We will make payment when all of the terms and conditions of proof have been met and subject to the conditions and limitations within this benefit.

The Single Sum Benefit may only be elected once.

Payment of the Single Sum Benefit will result in reductions of the Policy's values and benefits, as described below.

The Single Sum Benefit is equal to:

        The Policy Death Benefit in effect on the date the Single Sum Benefit is paid.
MULTIPLIED BY
        The Election Percentage. A percentage equal to no less than 25% but no more than 75% of the Policy's Death Benefit, subject to a maximum benefits of $500,000. If the maximum benefit of $500,000 is paid, the election percentage will equal $500,000 divided by the Policy's Death Benefit. This could result in an election percentage of less than 25%.

DIVIDED BY
        (1+ i), where i equals the greater of (A) and (B) on the date the Single Sum Benefit is paid. (A) equals the current yield on 90 day treasury bills; and (B) equals the current maximum statutory adjustable Policy Loan Interest Rate.

MINUS
        Indebtedness, if any, at the time the Single Sum Benefit is paid, multiplied by the Election Percentage.

BENEFIT AND           The Policy's Specified Amount, Policy Value, Surrender Charge, and
VALUE REDUCTION       indebtedness, if any, as those amounts exist on the date the Single Sum
                      Benefit is paid, will be reduced by the Election Percentage.  The Policy Value in the Fixed Account and each Sub-account will be reduced by the Election
                      Percentage.

                      At the time of payment we will provide you with revised policy specification pages which reflect the reduction of all values applicable to the Policy and all benefits it provides.

REQUEST FOR           The Request for Acceleration may be given to us any time after the date the
ACCELERATION          Insured incurs a Terminal Condition as defined on page 2A.  This request must identify the Insured and be sent to us at our Home Office.

REQUEST FORMS         We will send request forms to the Owner when the request for acceleration is received.  If we do not send the request form within 15 days, the Owner will be considered to have complied with the Proof of Terminal Condition requirements by giving us a Physician Statement acceptable to us and a written statement of the nature and extent of the Terminal Condition.

PROOF OF TERMINAL     Written proof of the Insured's Terminal Condition must be received by us at
CONDITION             our Home Office before we will make a Single Sum Benefit payment.  This proof will include a properly completed request form and a Physician Statement acceptable to us.  We may request additional medical information from the
                      Physician submitting the statement, or any other Physician providing care to the Insured.  We will not unreasonably withhold our acceptance of Proof of
                      Terminal Condition.  All benefits described in the provision will be available as soon as we receive satisfactory Proof of Terminal Condition.

PHYSICAL              We reserve the right to have a Physician of our choosing examine the
EXAMINATION           Insured, at our expense, prior to making a Single Sum Benefit payment.  In the event that the Physician we choose provides a different diagnosis of the
                      Insured's medical condition, we reserve the right to rely on the statement from the Physician of our choosing for acceleration request purposes.


AD200                               PAGE 16

PAYMENT OF            All terminal illness accelerated death benefits will be paid to the Owner.
ACCELERATED           Upon the death of the Owner, if other than the Insured, we will pay the
BENEFITS              benefits to the estate of the Owner.


BENEFIT               Payment of the Single Sum Benefit is subject to the following rules:
CONDITIONS
                      (a)  You must complete a form provided by us, signed by the Owner;

                      (b)  The Policy must be in force;

                      (c)  The Policy or an eligible term rider must not be within two years of expiration or endowment at the time the benefit is requested;

                      (d)  If there is an irrevocable beneficiary or assignee, they must consent in writing to payment of this benefit;

                      (e)  Your Policy is not eligible for this benefit if:
                           (1)  the Terminal Condition is the result of intentionally self-inflicted injuries;
                           (2)  the Owner is required by law to use this benefit to meet the claims of creditors, whether in bankruptcy or otherwise; or
                           (3)  you are required by a government agency to use this benefit to apply for, obtain, or keep a government benefit or entitlement; and

                      (f)  You must provide proof that the Insured has met conditions under the
                           Benefits provision, including an attending Physician's Statement and any other proof we may require.  We reserve the right to seek a second medical opinion or have the Insured examined at our expense by a
                           Physician we choose.

ANNUAL                The Annual Statement for this Policy will reflect payment of the Single Sum
STATEMENT             Benefit, if paid during the prior year, as well as resulting reductions in
                      Policy Value, Death Benefit, and remaining benefits and values.

CONSENT FOR           We must obtain consent from any irrevocable beneficiary and any assignee
BENEFIT PAYMENT       record before the Single Sum Benefit is paid.  An assignee's consent is required only to the extent that benefits paid would reduce this Policy's values and benefits below the amounts assigned.


ADB200                              PAGE 17

                           MALE AND FEMALE TOBACCO (T)
                  GUARANTEED MAXIMUM COST OF INSURANCE RATES**


                       MALE              FEMALE                            MALE             FEMALE
                      MONTHLY            MONTHLY                          MONTHLY           MONTHLY
                       COST               COST                             COST              COST
   ATTAINED        OF INSURANCE       OF INSURANCE      ATTAINED       OF INSURANCE      OF INSURANCE
      AGE           PER $1000*         PER $1000*          AGE          PER $1000*        PER $1000*
      ---           ----------         ----------          ---          ----------        ----------
       0              $ .2192            $ .1567           50            $  .8333         $  .5642
       1                .0858              .0700           51               .9108            .6050
       2                .0825              .0667           52               .9983            .6517
       3                .0808              .0650           53              1.0975            .7033
       4                .0775              .0642           54              1.2058            .7558

       5                .0733              .0625           55              1.3217            .8100
       6                .0692              .0608           56              1.4442            .8633
       7                .0650              .0592           57              1.5733            .9133
       8                .0625              .0583           58              1.7092            .9625
       9                .0617              .0575           59              1.8550           1.0150

      10                .0625              .0567           60              2.0175           1.0775
      11                .0675              .0583           61              2.2008           1.1558
      12                .0767              .0608           62              2.4075           1.2567
      13                .0892              .0642           63              2.6383           1.3792
      14                .1033              .0683           64              2.8908           1.5158

      15                .1467              .0800           65              3.1583           1.6600
      16                .1633              .0842           66              3.4383           1.8067
      17                .1750              .0883           67              3.7283           1.9483
      18                .1842              .0925           68              4.0325           2.0917
      19                .1900              .0950           69              4.3625           2.2475

      20                .1933              .0975           70              4.7267           2.4317
      21                .1933              .0992           71              5.1358           2.6650
      22                .1900              .1017           72              5.5983           2.9508
      23                .1867              .1042           73              6.1108           3.2908
      24                .1817              .1067           74              6.6725           3.6783

      25                .1758              .1092           75              7.2725           4.1017
      26                .1725              .1133           76              7.8858           4.5517
      27                .1708              .1167           77              8.5017           5.0217
      28                .1708              .1208           78              9.1242           5.5183
      29                .1733              .1258           79              9.7750           6.0592

      30                .1775              .1317           80             10.4758           6.6650
      31                .1833              .1367           81             11.2467           7.3525
      32                .1908              .1425           82             12.1008           8.1342
      33                .2008              .1500           83             13.0242           9.0367
      34                .2125              .1583           84             13.9858          10.0150

      35                .2267              .1675           85             14.9533          11.0542
      36                .2433              .1817           86             15.9033          12.1458
      37                .2642              .1983           87             16.8783          13.2792
      38                .2875              .2175           88             17.8942          14.4600
      39                .3142              .2383           89             18.9042          15.6875

      40                .3450              .2633           90             19.9233          17.0483
      41                .3783              .2900           91             20.9833          18.5133
      42                .4150              .3167           92             22.2125          20.1383
      43                .4550              .3433           93             23.7892          22.0467
      44                .4992              .3700           94             25.9392          24.6025

      45                .5458              .3983           95             29.3217          28.4183
      46                .5942              .4275           96             35.0825          34.4900
      47                .6467              .4575           97             45.0833          44.7700
      48                .7033              .4900           98             62.0958          61.9967
      49                .7650              .5258           99             83.3333          83.3333

*  See Cost of Insurance, page 12.
** When any insurance is sold on a substandard risk, the guaranteed cost of insurance rates shown above are increased 25% for each additional rating class above standard.


T328                                PAGE 18

                        MALE AND FEMALE NON-TOBACCO (NT)
                  GUARANTEED MAXIMUM COST OF INSURANCE RATES**


                       MALE              FEMALE                            MALE             FEMALE
                      MONTHLY            MONTHLY                          MONTHLY           MONTHLY
                       COST               COST                             COST              COST
   ATTAINED        OF INSURANCE       OF INSURANCE      ATTAINED       OF INSURANCE      OF INSURANCE
      AGE           PER $1000*         PER $1000*          AGE          PER $1000*        PER $1000*
      ---           ----------         ----------          ---          ----------        ----------
       0             $ .2192             $ .1567           50          $  .4275           $  .3617
       1               .0858               .0700           51             .4667              .3892
       2               .0825               .0667           52             .5117              .4208
       3               .0808               .0650           53             .5633              .4558
       4               .0775               .0642           54             .6208              .4917

       5               .0733               .0625           55             .6850              .5300
       6               .0692               .0608           56             .7550              .5683
       7               .0650               .0592           57             .8292              .6058
       8               .0625               .0583           58             .9117              .6433
       9               .0617               .0575           59            1.0042              .6858

      10               .0625               .0567           60            1.1075              .7358
      11               .0675               .0583           61            1.2225              .7975
      12               .0767               .0608           62            1.3550              .8742
      13               .0892               .0642           63            1.5050              .9683
      14               .1033               .0683           64            1.6717             1.0742

      15               .1133               .0717           65            1.8542             1.1883
      16               .1233               .0750           66            2.0517             1.3067
      17               .1308               .0775           67            2.2633             1.4275
      18               .1358               .0800           68            2.4933             1.5525
      19               .1392               .0825           69            2.7483             1.6917

      20               .1400               .0842           70            3.0367             1.8550
      21               .1383               .0858           71            3.3658             2.0542
      22               .1358               .0867           72            3.7458             2.2983
      23               .1325               .0883           73            4.1758             2.5908
      24               .1292               .0900           74            4.6483             2.9275

      25               .1250               .0917           75            5.1533             3.3033
      26               .1225               .0942           76            5.6867             3.7100
      27               .1208               .0958           77            6.2442             4.1458
      28               .1200               .0983           78            6.8292             4.6175
      29               .1200               .1017           79            7.4600             5.1400

      30               .1208               .1042           80            8.1567             5.7342
      31               .1233               .1075           81            8.9375             6.4175
      32               .1267               .1108           82            9.8183             7.2050
      33               .1317               .1150           83           10.7950             8.0933
      34               .1375               .1200           84           11.8483             9.0725

      35               .1442               .1258           85           12.9542            10.1317
      36               .1517               .1342           86           14.0983            11.2633
      37               .1617               .1442           87           15.2633            12.4658
      38               .1725               .1550           88           16.4442            13.7400
      39               .1842               .1667           89           17.6575            15.0958

      40               .1983               .1808           90           18.9208            16.5442
      41               .2133               .1958           91           20.2633            18.1183
      42               .2292               .2108           92           21.7350            19.8775
      43               .2467               .2258           93           23.4792            21.9458
      44               .2658               .2408           94           25.8192            24.6025

      45               .2875               .2575           95           29.3217            28.4183
      46               .3108               .2750           96           35.0825            34.4900
      47               .3358               .2942           97           45.0833            44.7700
      48               .3633               .3142           98           62.0958            61.9967
      49               .3933               .3367           99           83.3333            83.3333

*  See Cost of Insurance, page 12.
** When any insurance is sold on a substandard risk, the guaranteed cost of insurance rates shown above are increased 25% for each additional rating class above standard.


TB328                               PAGE 18A

                           Part 7. PAYMENT OF PROCEEDS

SETTLEMENT            You may, during the Insured's lifetime, request that we pay the proceeds under
OPTIONS               one of the following settlement options.  We will also use any other method of payment that is agreeable to you and us.  The following options do not depend on the investment experience of the Sub-Accounts.

OPTION 1              - Interest Payments -
                      (Payment of interest on the proceeds at such times and for a period that is agreeable to you and us.)  Withdrawal of proceeds may be made in amounts of at least $100.  At the end of the period, any remaining proceeds will be paid in either a single sum or under other any other method we approve.

OPTION 2              - Payments for a Specified Period -
                      (Monthly payments for a specified number of years.)  The amount of each monthly payment for each $1,000 of proceeds applied under this option is shown in Option 2 Table.  The monthly payments for any period not shown will be furnished upon request.

                                           Option 2 Table
                      ---------------------------------------------------------
                                  PAYMENTS FOR A SPECIFIED PERIOD
                      ---------------------------------------------------------
                               Number of                    Amount of
                             Years Payable               Monthly Payments
                      ----------------------------- ---------------------------
                                   5                         $17.91
                                   10                          9.61
                                   15                          6.87
                                   20                          5.51
                                   25                          4.71
                                   30                          4.18
                      ----------------------------- ---------------------------

OPTION 3              - Life Income -
                      (Monthly payments for the life of the person who is to receive the income.)
                      We will require satisfactory proof of the person's age and sex.  Payments can be guaranteed for 10 or 20 years or as the "Guaranteed Return of Policy
                      Proceeds."  The amount of each monthly payment for each $1,000 of proceeds applied under this option is shown in Option 3 Table.  The monthly payments for any ages not shown will be furnished upon request.

                                                 Option 3 Table
                      ----------------------------------------------------------------------
                                                   LIFE INCOME
                      ----------------------------------------------------------------------
                                             MONTHLY INCOME PAYMENTS
                      ----------------------------------------------------------------------
                                 Guaranteed For                     Guaranteed For
                                      Life                             10 Years
                           M           AGE          F           M          AGE        F
                      ------------- ----------- ----------- ----------- ---------- ---------
                         $3.84          50         $3.53       $3.82       50        $3.52
                          4.20          55          3.81        4.15       55         3.79
                          4.67          60          4.17        4.59       60         4.14
                          5.33          65          4.68        5.17       65         4.61
                          6.26          70          5.39        5.89       70         5.24
                      ------------- ----------- ----------- ----------- ---------- ---------
                              Guaranteed Return of                  Guaranteed For
                                Policy Proceeds                        20 Years
                           M           AGE          F           M          AGE        F
                      ------------- ----------- ----------- ----------- ---------- ---------
                         $3.71          50         $3.47       $3.74       50        $3.49
                          4.00          55          3.71        4.02       55         3.73
                          4.37          60          4.02        4.34       60         4.03
                          4.84          65          4.42        4.69       65         4.38
                          5.45          70          4.94        5.02       70         4.77
                      ------------- ----------- ----------- ----------- ---------- ---------


S410                                PAGE 19

OPTION 4                 - Payments of a Specified Amount -
                         (Monthly payments of a specified amount until the proceeds and interest are fully paid.)


OPTION 5                 - Joint and Survivor Life Income -
                         (Monthly payments during the joint lifetime of two persons and continued
                         during the lifetime of the survivor.)  We will pay the amount retained, with interest, in equal monthly payments, as shown in the Option 5 Table for example.  The monthly payment for other age or sex combinations will be furnished upon request.


                                                       OPTION 5 TABLE
                         ---------------------------------------------------------------------------
                                               JOINT AND SURVIVOR LIFE INCOME
                         ---------------------------------------------------------------------------
                                                 MONTHLY PAYMENTS FOR EACH
                                                 $1,000 OF AMOUNT RETAINED
                         ---------------------------------------------------------------------------
                                                              AGE OF OTHER PAYEE*
                               AGE                                 (FEMALE)
                               OF         -------------- -------------- ------------- --------------
                               ONE          15 Years       10 Years       5 Years
                             PAYEE*         Less than      Less than     Less than       Same as
                             (MALE)           Male           Male           Male          Male
                                             Payee's        Payee's       Payee's        Payee's
                         ---------------- -------------- -------------- ------------- --------------
                               50             $2.98          $3.08          $3.19         $3.30
                               55              3.10           3.23           3.36          3.51
                               60              3.26           3.42           3.60          3.80
                               65              3.45           3.67           3.91          4.18
                               70              3.72           4.00           4.34          4.72
                         ---------------------------------------------------------------------------
                         * Age nearest birthday.
                         ---------------------------------------------------------------------------


OTHER                    The proceeds will be paid in any other manner agreed to by us.
SETTLEMENT
OPTIONS

CONDITIONS               Proceeds of less than $1,000 may not be applied under any settlement option. We may change the payment frequency if payments under an option become less than $20.

                         A corporation may receive payments under a life income option only if the payments are based on the life of the Insured, or a surviving spouse or a dependant of the Insured.

                         If a settlement option is requested, we will prepare an agreement to be signed which will state the terms and conditions under which the payments will be made.  This agreement will include a statement regarding the withdrawal value, if any, and to whom any remaining proceeds will be paid following the death of the person receiving the payments.

                         A beneficiary may select a settlement option only after the Insured's death.  However, you may provide that the beneficiary will not be permitted to change the settlement option you have selected.

PROCEEDS EXEMPT          To the extent permitted by law, each option payment and any withdrawal
FROM CLAIMS OF           shall be free from legal process and the claim of any creditor of the
CREDITORS                person entitled to them.


RATE OF INTEREST         Options 1 through 5 are based on a guaranteed interest rate of 3.0% using the "1983 Table a" Mortality Table with projection.


SB410                               PAGE 20

                         SURRENDER CHARGES PER $1000 OF
                  INCREASES IN SPECIFIED AMOUNTS (MALE TOBACCO)

                                    Duration

  Attained
    Age         1       2       3       4       5       6       7       8       9       10
    ---         -       -       -       -       -       -       -       -       -       --
     18       19.00   18.05   17.10   16.15   15.20   14.25   13.30   12.35   11.40    10.45
     19       19.00   18.05   17.10   16.15   15.20   14.25   13.30   12.35   11.40    10.45

     20       20.00   19.00   18.00   17.00   16.00   15.00   14.00   13.00   12.00    11.00
     21       20.00   19.00   18.00   17.00   16.00   15.00   14.00   13.00   12.00    11.00
     22       20.00   19.00   18.00   17.00   16.00   15.00   14.00   13.00   12.00    11.00
     23       21.00   19.95   18.90   17.85   16.80   15.75   14.70   13.65   12.60    11.55
     24       21.00   19.95   18.90   17.85   16.80   15.75   14.70   13.65   12.60    11.55

     25       22.00   20.90   19.80   18.70   17.60   16.50   15.40   14.30   13.20    12.10
     26       22.00   20.90   19.80   18.70   17.60   16.50   15.40   14.30   13.20    12.10
     27       23.00   21.85   20.70   19.55   18.40   17.25   16.10   14.95   13.80    12.65
     28       23.00   21.85   20.70   19.55   18.40   17.25   16.10   14.95   13.80    12.65
     29       24.00   22.80   21.60   20.40   19.20   18.00   16.80   15.60   14.40    13.20

     30       24.00   22.80   21.60   20.40   19.20   18.00   16.80   15.60   14.40    13.20
     31       25.00   23.75   22.50   21.25   20.00   18.75   17.50   16.25   15.00    13.75
     32       26.00   24.70   23.40   22.10   20.80   19.50   18.20   16.90   15.60    14.30
     33       27.00   25.65   24.30   22.95   21.60   20.25   18.90   17.55   16.20    14.85
     34       27.00   25.65   24.30   22.95   21.60   20.25   18.90   17.55   16.20    14.85

     35       28.00   26.60   25.20   23.80   22.40   21.00   19.60   18.20   16.80    15.40
     36       29.00   27.55   26.10   24.65   23.20   21.75   20.30   18.85   17.40    15.95
     37       30.00   28.50   27.00   25.50   24.00   22.50   21.00   19.50   18.00    16.50
     38       31.00   29.45   27.90   26.35   24.80   23.25   21.70   20.15   18.60    17.05
     39       32.00   30.40   28.80   27.20   25.60   24.00   22.40   20.80   19.20    17.60

     40       33.00   31.35   29.70   28.05   26.40   24.75   23.10   21.45   19.80    18.15
     41       34.00   32.30   30.60   28.90   27.20   25.50   23.80   22.10   20.40    18.70
     42       35.00   33.25   31.50   29.75   28.00   26.25   24.00   22.75   21.00    19.25
     43       36.00   34.20   32.40   30.60   28.80   27.00   25.20   23.40   21.60    19.80
     44       38.00   36.10   34.20   32.30   30.40   28.50   26.60   24.70   22.80    20.90

     45       39.00   37.05   35.10   33.15   31.20   29.25   27.30   25.35   23.40    21.45
     46       41.00   38.95   36.90   34.85   32.80   30.75   28.70   26.65   24.60    22.55
     47       42.00   39.90   37.80   35.70   33.60   31.50   29.40   27.30   25.20    23.10
     48       44.00   41.80   39.60   37.40   35.20   33.00   30.80   28.60   26.40    24.20
     49       46.00   43.70   41.40   39.10   36.80   34.50   32.20   29.90   27.60    25.30



                       Years 11-20 are shown on page 21A.


SC269MT                             PAGE 21

                         SURRENDER CHARGES PER $1000 OF
                  INCREASES IN SPECIFIED AMOUNTS (MALE TOBACCO)

                                    Duration

  Attained                                                                               20 &
    Age         11      12      13      14      15      16      17      18      19    Thereafter
    ---         --      --      --      --      --      --      --      --      --    ----------
     18        9.50    8.55    7.60    6.65    5.70    4.75    3.80    2.85    1.90       -0-
     19        9.50    8.55    7.60    6.65    5.70    4.75    3.80    2.85    1.90       -0-

     20       10.00    9.00    8.00    7.00    6.00    5.00    4.00    3.00    2.00       -0-
     21       10.00    9.00    8.00    7.00    6.00    5.00    4.00    3.00    2.00       -0-
     22       10.00    9.00    8.00    7.00    6.00    5.00    4.00    3.00    2.00       -0-
     23       10.50    9.45    8.40    7.35    6.30    5.25    4.20    3.15    2.10       -0-
     24       10.50    9.45    8.40    7.35    6.30    5.25    4.20    3.15    2.10       -0-

     25       11.00    9.90    8.80    7.70    6.60    5.50    4.40    3.30    2.20       -0-
     26       11.00    9.90    8.80    7.70    6.60    5.50    4.40    3.30    2.20       -0-
     27       11.50   10.35    9.20    8.05    6.90    5.75    4.60    3.45    2.30       -0-
     28       11.50   10.35    9.20    8.05    6.90    5.75    4.60    3.45    2.30       -0-
     29       12.00   10.80    9.60    8.40    7.20    6.00    4.80    3.60    2.40       -0-

     30       12.00   10.80    9.60    8.40    7.20    6.00    4.80    3.60    2.40       -0-
     31       12.50   11.25   10.00    8.75    7.50    6.25    5.00    3.75    2.50       -0-
     32       13.00   11.70   10.40    9.10    7.80    6.50    5.20    3.90    2.60       -0-
     33       13.50   12.15   10.80    9.45    8.10    6.75    5.40    4.05    2.70       -0-
     34       13.50   12.15   10.80    9.45    8.10    6.75    5.40    4.05    2.70       -0-

     35       14.00   12.60   11.20    9.80    8.40    7.00    5.60    4.20    2.80       -0-
     36       14.50   13.05   11.60   10.15    8.70    7.25    5.80    4.35    2.90       -0-
     37       15.00   13.50   12.00   10.50    9.00    7.50    6.00    4.50    3.00       -0-
     38       15.50   13.95   12.40   10.85    9.30    7.75    6.20    4.65    3.10       -0-
     39       16.00   14.40   12.80   11.20    9.60    8.00    6.40    4.80    3.20       -0-

     40       16.50   14.85   13.20   11.55    9.90    8.25    6.60    4.95    3.30       -0-
     41       17.00   15.30   13.60   11.90   10.20    8.50    6.80    5.10    3.40       -0-
     42       17.50   15.75   14.00   12.25   10.50    8.75    7.00    5.25    3.50       -0-
     43       18.00   16.20   14.40   12.60   10.80    9.00    7.20    5.40    3.60       -0-
     44       19.00   17.10   15.20   13.30   11.40    9.50    7.60    5.70    3.80       -0-

     45       19.50   17.55   15.60   13.65   11.70    9.75    7.80    5.85    3.90       -0-
     46       20.50   18.45   16.40   14.35   12.30   10.25    8.20    6.15    4.10       -0-
     47       21.00   18.90   16.80   14.70   12.60   10.50    8.40    6.30    4.20       -0-
     48       22.00   19.80   17.60   15.40   13.20   11.00    8.80    6.60    4.40       -0-
     49       23.00   20.70   18.40   16.10   13.80   11.50    9.20    6.90    4.60       -0-



                    Attained Ages 50-85 are shown on page 22.


SCB269MT                            PAGE 21A

                         SURRENDER CHARGES PER $1000 OF
                  INCREASES IN SPECIFIED AMOUNTS (MALE TOBACCO)

                                    Duration

  Attained
    Age         1       2       3       4       5       6       7       8       9       10
    ---         -       -       -       -       -       -       -       -       -       --
     50       47.00   44.65   42.30   39.95   37.60   35.25   32.90   30.55   28.20    25.85
     51       49.00   46.55   44.10   41.65   39.20   36.75   34.30   31.85   29.40    26.95
     52       51.00   48.45   45.90   43.35   40.80   38.25   35.70   33.15   30.60    28.05
     53       53.00   50.35   47.70   45.05   42.40   39.75   37.10   34.45   31.80    29.15
     54       56.00   53.20   50.40   47.60   44.80   42.00   39.20   36.40   33.60    30.80

     55       58.00   55.10   52.20   49.30   46.40   43.50   40.60   37.70   34.80    31.90
     56       58.00   55.10   52.20   49.30   46.40   43.50   40.60   37.70   34.80    31.90
     57       58.00   55.10   52.20   49.30   46.40   43.50   40.60   37.70   34.80    31.90
     58       58.00   55.10   52.20   49.30   46.40   43.50   40.60   37.70   34.80    31.90
     59       58.00   55.10   52.20   49.30   46.40   43.50   40.60   37.70   34.80    31.90

     60       58.00   55.10   52.20   49.30   46.40   43.50   40.60   37.70   34.80    31.90
     61       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     62       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     63       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     64       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35

     65       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     66       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     67       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     68       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     69       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35

     70       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     71       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     72       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     73       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     74       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35

     75       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     76       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     77       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     78       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     79       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35

     80       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     81       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     82       57.00   54.15   51.30   48.45   45.60   42.75   39.90   37.05   34.20    31.35
     83       52.00   49.40   46.80   44.20   41.60   39.00   36.40   33.80   31.20    28.60
     84       45.00   42.75   40.50   38.25   36.00   33.75   31.50   29.25   27.00    24.75

     85       40.00   38.00   36.00   34.00   32.00   30.00   28.00   26.00   24.00    22.00


                       Years 11-20 are shown on page 22A.


SCC269MT                            PAGE 22

                         SURRENDER CHARGES PER $1000 OF
                  INCREASES IN SPECIFIED AMOUNTS (MALE TOBACCO)

                                    Duration

  Attained                                                                               20 &
    Age         11      12      13      14      15      16      17      18      19    Thereafter
    ---         --      --      --      --      --      --      --      --      --    ----------
     50       23.50   21.15   18.80   16.45   14.10   11.75    9.40    7.05    4.70       -0-
     51       24.50   22.05   19.60   17.15   14.70   12.25    9.80    7.35    4.90       -0-
     52       25.50   22.95   20.40   17.85   15.30   12.75   10.20    7.65    5.10       -0-
     53       26.50   23.85   21.20   18.55   15.90   13.25   10.60    7.95    5.30       -0-
     54       28.00   25.20   22.40   19.60   16.80   14.00   11.20    8.40    5.60       -0-

     55       29.00   26.10   23.20   20.30   17.40   14.50   11.60    8.70    5.80       -0-
     56       29.00   26.10   23.20   20.30   17.40   14.50   11.60    8.70    5.80       -0-
     57       29.00   26.10   23.20   20.30   17.40   14.50   11.60    8.70    5.80       -0-
     58       29.00   26.10   23.20   20.30   17.40   14.50   11.60    8.70    5.80       -0-
     59       29.00   26.10   23.20   20.30   17.40   14.50   11.60    8.70    5.80       -0-

     60       29.00   26.10   23.20   20.30   17.40   14.50   11.60    8.70    5.80       -0-
     61       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     62       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     63       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     64       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-

     65       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     66       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     67       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     68       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     69       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-

     70       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     71       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     72       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     73       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     74       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-

     75       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     76       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     77       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     78       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     79       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-

     80       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    5.70       -0-
     81       28.50   25.65   22.80   19.95   17.10   14.25   11.40    8.55    0.00       -0-
     82       28.50   25.65   22.80   19.95   17.10   14.25   11.40    0.00    0.00       -0-
     83       26.00   23.40   20.80   18.20   15.60   13.00    0.00    0.00    0.00       -0-
     84       22.50   20.25   18.00   15.75   13.50    0.00    0.00    0.00    0.00       -0-

     85       20.00   18.00   16.00   14.00    0.00    0.00    0.00    0.00    0.00       -0-


SCD269MT                            PAGE 22A

                       Part 8. SUMMARY OF POLICY BENEFITS

LIVING BENEFITS       Your policy has certain values which are available to you during your lifetime.  These values consist of the cash surrender values or loan values.
                      You may use these values:

                      - To provide supplemental income (see page 19).
                      - As collateral for a loan or as the basis for a policy loan (see page 14).
                      - To continue some insurance protection if you cannot or do not wish to continue paying premiums (see pages 5 and 15).
                      - To obtain cash by surrendering your policy (see page 15).
                      - To obtain cash by partial withdrawal, (see page 7).

                      The available Cash Surrender Value of your policy is:

                                    -  The Policy Value (see page 11).
                      MINUS         -  The Surrender Charge, if any (see page 15).
                      MINUS         -  Any Indebtedness (see definition, page 2).

                      The available Loan Value of your policy is:

                                   - 90% of the Cash Surrender Value, less six months of Monthly
                                     Deductions (see page 15).

DEATH                 The amount payable to the beneficiary is the total of the following amounts
PROCEEDS              determined on the date of the Insured's death:

                                   -  The death benefit amount of this policy (see page 10).
                      PLUS         -  Any additional insurance on the Insured's life provided by an extra benefit rider (see  page 3).
                      MINUS        -  Any Indebtedness (see definition, page 2).
                      MINUS        -  Any Monthly Deductions due (see page 11).

EXTRA                 The extra benefits, if any, listed on page 3 are fully described in the extra benefit
BENEFIT RIDERS        riders that are attached to this policy.


                               Part 9. YOUR RIGHTS
During the Insured's lifetime and unless otherwise provided in this policy, you have the exclusive right to assign this policy, to receive every benefit and to exercise every right, privilege and option this policy grants or that we allow. Some of your rights are:

        - To change the owner or beneficiary. (Change of Owner and Beneficiary, page 5).
        - To transfer money between Accounts. (Transfers, page 8)
        - To withdraw cash. (Partial Withdrawals, page 7).
        - To surrender this policy. (Nonforfeiture Options, page 15).
        - To stop premium payments but keep the policy in force. (Continuation of Coverage, page 6).
        - To change the frequency of premium payments. (Premiums, page 5).
        - To change the Specified Amount. (Increase or Decrease in The Specified Amount, page 10).
        - To change the Death Benefit Option. (Change in the Death Benefit Option, page 10).
        - To borrow on the life insurance base policy. (Policy Loans, page 14).
        - To reinstate the policy after lapse. (Reinstatement, page 6).
        - To receive policy benefits as income. (Settlement Options, pages 19, and 20).

To exercise any of these rights, or to apply for the proceeds or any benefits under this policy, communicate with our nearest representative or directly with our home office. Please notify us promptly of any change of address.


BR726                               PAGE 23

                     PEOPLES BENEFIT LIFE INSURANCE COMPANY
    Home Office located at: 4333 Edgewood Road N.E., Cedar Rapids, Iowa 52499



                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                   TERMINAL ILLNESS ACCELERATED DEATH BENEFIT
        PREMIUMS PAYABLE TO MATURITY DATE OR UNTIL PRIOR DEATH OF INSURED
               PROCEEDS, IF ANY, PAYABLE AT DEATH OR MATURITY DATE
                                NON-PARTICIPATING
                    SOME BENEFITS REFLECT INVESTMENT RESULTS



                                                 INDEX

                                          Page                                                      Page
Annual Report...............................7           Loan Values...................................14
Assignment..................................4           Loan Interest.................................14
Basis Used for Calculations................15           Misstatement of Age or Sex.....................5
Beneficiary.................................5           Monthly Deduction.............................11
Cash Surrender Value.......................15           Nonforfeiture Options.........................15
Change of Owner or Beneficiary..............5           Non-participating..............................5
Change of Specified Amount.................10           Partial Withdrawals............................7
Continuation of Coverage....................6           Payment Intervals (Premiums)...................5
Contract....................................4           Payment of Proceeds...........................19
Cost of Insurance..........................12           Policy Loans..................................14
Death Benefit Options......................10           Policy Value..................................11
Definitions.................................2           Policy Specifications..........................3
Exchange Privilege..........................7           Premiums.......................................5
Extended Maturity Date.....................13           Reduced Paid-Up Insurance.....................15
Fixed Account Value........................12           Reinstatement..................................6
General Provisions..........................4           Separate Account...............................8
Grace Period................................6           Settlement Options............................19
Guaranteed Cost of Insurance Rates.........18           Specified Amount..............................10
Illustrative Reports........................5           Sub-Account Value.............................12
Incontestability............................4           Suicide Exclusion..............................4
Indebtedness................................2           Surrender Charge..............................15
Interest from Date of Death................11           Terminal Illness Accelerated Death Benefit....16
Interest Rate..............................12           Transfers......................................8
                                                        Unit Value.....................................9



- PLEASE EXAMINE YOUR POLICY AND THE ATTACHED COPY OF THE APPLICATION CAREFULLY. CONTACT YOUR AGENT IF YOU DESIRE ADDITIONAL SERVICE OR INFORMATION.

- IF YOU CHANGE YOUR ADDRESS, PLEASE NOTIFY US AT THE HOME OFFICE GIVING YOUR FULL NAME AND POLICY NUMBER.

- YOUR POLICY IS A VALUABLE ASSET. FOR YOUR OWN PROTECTION, LET US ADVISE YOU REGARDING ANY SUGGESTION TO TERMINATE OR EXCHANGE THIS POLICY.


B726